Exhibit 4.1

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

CUSIP

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED                 , 2015 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON INC., THE INFORMATION AGENT.

BIOSCRIP, INC.

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Units Consisting of (i) one (1) Share of Series A Convertible Preferred Stock of BioScrip, Inc., (ii) 2.88 Class A warrants, each full warrant to purchase one share of common stock of BioScrip, Inc. at a price of $5.17, and (iii) 2.88 Class B warrants, each full warrant to purchase one share of common stock of BioScrip, Inc. at a price of $6.45.

Subscription Price: $100.00 per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON                      , 2015, UNLESS EXTENDED BY THE COMPANY

REGISTERED
OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one (1) unit consisting of (i) one (1) share of 8.5%/11.5% Series A Convertible Preferred Stock, par value $.0001 per share, of BioScrip, Inc., a Delaware corporation, (ii) 2.88 Class A warrants, each full warrant to purchase one share of common stock of BioScrip, Inc. at a price of $5.17, and (iii) 2.88 Class B warrants, each full warrant to purchase one share of common stock of BioScrip, Inc. at a price of $6.45, at a subscription price of $100.00 per unit, pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of BioScrip, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate.

Any Rights holder that had been entitled to receive a fractional Right consisting of at least ½ Right has been rounded up to the nearest whole Right, and any Rights holder that had been entitled to receive a fractional Right consisting of less than ½ Right has been rounded down to the nearest whole Right. If the total number of units subscribed for in the Rights Offering exceeds 200,000, then each subscribing Rights holder’s allocation of units will be reduced on a pro rata basis that results in a total subscription of 200,000 units in the Rights Offering. The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each unit in accordance with the “Instructions for Use of BioScrip, Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of BioScrip, Inc. and the signatures of its duly authorized officers.

Dated:

President, Chief Executive Officer	Senior Vice President,
and Principal Executive Officer	General Counsel and Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by mail, hand or overnight courier:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS	FORM 3-SIGNATURE

To subscribe for unit(s) pursuant to your subscription Right(s), please complete lines (a) and (b) and sign under Form 3 below. To the extent you subscribe for more units than you are entitled under the subscription Right(s), you will be deemed to have elected to purchase the maximum number of units for which you are entitled to subscribe under the subscription Right(s).

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of units indicated above on the terms and conditions specified in the Prospectus.

Signature(s): _________________________________________________
(a) EXERCISE OF SUBSCRIPTION RIGHT(S):
I apply for ____________ units x $ 100.00 = $_______________ (no. of new units) (subscription price) (amount enclosed)	IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE
(b) Total Amount of Payment Enclosed = $__________________________
This form must be completed if you have completed any portion of Form 2.

METHOD OF PAYMENT (CHECK ONE)	Signature Guaranteed:__________________________________________
(Name of Bank or Firm)
¨ Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”	By:_________________________________________________________
(Signature of Officer)

¨ Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO BioScrip, Inc. with reference to the rights holder's name.	IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the securities underlying your subscription Rights(s) to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FOR INSTRUCTIONS ON THE USE OF BIOSCRIP, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT GEORGESON INC., THE INFORMATION AGENT, AT (877) 278-4775.